EXHIBIT 23


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Household International Netherlands B.V.:

As independent public accountants, we hereby consent to the incorporation of our report dated February 3, 1995, included in this annual report on Form 10-K of Household International Netherlands B.V. for the year ended December 31, 1994, into the Company's previously filed Registration Statements No. 33-56599 and No. 33-50351 on Form S-3.


                              Arthur Andersen LLP


Chicago, Illinois
March 29, 1995